Exhibit 99.1

PRESS RELEASE

NRG Completes Direct Energy Acquisition

Forming Leading Integrated Energy and Home Services Company

-- Acquisition Supports the Advancement of Company’s Integrated Platform and Furthers Company’s Customer-Focused Strategy--

PRINCETON, N.J., January 5, 2021 -- NRG Energy Inc. (NYSE:NRG) completed the acquisition of Direct Energy from Centrica plc effective today, further cementing NRG’s status as the leading, customer-focused integrated energy and services provider. Direct Energy adds over three million customers across North America to NRG’s leading retail portfolio, growing the company’s reach and size.

“The acquisition of Direct Energy further perfects our integrated model by enhancing the way we serve customers with additional products and services,” said Mauricio Gutierrez, NRG President and Chief Executive Officer. “I want to welcome Direct Energy employees into the NRG family as we embark on this exciting new chapter of our evolution.”

NRG now features a larger customer footprint, serving all 50 U.S. states and parts of Canada, with capabilities across residential and small & large business segments. The company’s expanded home service and retail natural gas capabilities provide additional opportunities to serve customers with valuable products and services.

As a result of closing this transaction, NRG’s updated 2021 guidance now reflects the combination of NRG and Direct Energy based on NRG’s previously disclosed guidance and its 2021 expectation for Direct Energy as first provided during its Business Update call on July 24, 2020.

2021 Guidance:

($ in millions)	Updated Guidance
Adjusted EBITDA[1]	$2,400-$2,600
Free Cash Flow before Growth	$1,440-$1,640

1 Non-GAAP financial measure; see Appendix Table for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year.

PRESS RELEASE

About NRG

At NRG, we’re bringing the power of energy to people and organizations by putting customers at the center of everything we do. We generate electricity and provide energy solutions and natural gas to more than 3.7 million residential, small business, and commercial and industrial customers through our diverse portfolio of retail brands. A Fortune 500 company, operating in the United States and Canada, NRG delivers innovative solutions while advocating for competitive energy markets and customer choice, and by working towards a sustainable energy future. More information is available at www.nrg.com. Connect with NRG on Facebook, LinkedIn and follow us on Twitter @nrgenergy, @nrginsight.

Forward-Looking Statements

In addition to historical information, the information presented in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, the potential impact of COVID-19 or any other pandemic on the Company’s operations, financial position, risk exposure and liquidity, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, our ability to access capital markets, cyberterrorism and inadequate cybersecurity, unanticipated outages at our generation facilities, adverse results in current and future litigation, the ability to successfully integrate businesses of acquired companies including Direct Energy, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, and our ability to execute our Capital Allocation Plan.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and free cash flow guidance are estimates as of January 5, 2021. These estimates are based on assumptions the company believed to be reasonable as of that date.

PRESS RELEASE

NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov.

Appendix Table: NRG 2021 Guidance

The following table summarizes the calculation of Adjusted EBITDA and Free Cash Flow before Growth and provides a reconciliation to Income from Continuing Operations and Cash Flow from Operations:

($ millions)	2021 Updated Guidance
Income from Continuing Operations	$1,180 – $1,380
Income Tax	25
Interest Expense	475
Depreciation, Amortization, Contract Amortization, and ARO Expense	555
Adjustment to Reflect NRG Share of Adjusted EBITDA in Unconsolidated Affiliates	70
Other Costs	95
Adjusted EBITDA	$2,400 – $2,600
Interest Payments	(475)
Income Tax	(25)
Working Capital / Other Assets and Liabilities	(300)
Cash Flow from Operations	$1,600 - $1,800
Adjustments: Acquired Derivatives, Cost-to-Achieve, Return of Capital Dividends, Collateral, GenOn Pension, Other	30
Adjusted Cash Flow from Operations	$1,630 - $1,830
Maintenance Capital Expenditures, net	(180) – (195)
Environmental Capital Expenditures, net	(5) - (10)
Free Cash Flow before Growth	$1,440 - $1,640

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items. EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

PRESS RELEASE

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

PRESS RELEASE

Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration and related restructuring costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.

Contacts:

Investors:

Kevin L. Cole, CFA

Investor Relations

NRG Energy

(609) 524-4526

investor.relations@nrg.com

PRESS RELEASE

Media:

Candice Adams

Corporate Communications

NRG Energy

(609) 524-5428

Candice.Adams@nrg.com